UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2021

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 La Grange Parkway, Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CFFI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01Other Events

On January 5, 2021, C&F Financial Corporation (the Corporation) announced that the Corporation’s wholly-owned banking subsidiary, Citizens and Farmers Bank (the Bank) completed the following transactions. On December 18, 2020, the Bank completed a transaction to sell a pool of purchased credit-impaired loans and recognized a gain of $3.5 million.  Also, on December 23, 2020, using available cash, the Bank completed voluntary early repayments of $37.0 million of convertible advances borrowed from the Federal Home Loan Bank of Atlanta and incurred early repayment charges of $2.1 million.  The Corporation expects that the voluntary early repayment of the convertible advances will result in interest expense savings of approximately $780,000 per year beginning in 2021.

Forward-Looking Statements

Statements made in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Corporation, include statements as to the anticipated benefits of the early repayment of certain Federal Home Loan Bank of Atlanta convertible advances. The Corporation’s ability to predict results, or the actual effect of future plans or strategies, are inherently uncertain. Factors that could have a material adverse effect on the operations and future prospects of the Corporation and its subsidiaries include, but are not limited to, the ability to achieve the cost savings contemplated by the early repayment and to replace the financing previously provided by the repaid convertible advances, if needed; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including values of real estate and other collateral; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in the Corporation’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended September 30, 2020. As a result, actual results may differ materially from the forward-looking statements in this Form 8-K.

These factors are not necessarily all of the factors that could cause the Corporation’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm the Corporation’s results. All forward-looking statements attributable to the Corporation or persons acting on the Corporation’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Corporation does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Corporation updates one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date:	January 5, 2021	By:	/s/ Jason E. Long
Jason E. Long
Chief Financial Officer and Secretary

3